Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Form Type)

Microvast Holdings Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title		Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)	--	--	--	--
Fees Previously Paid	Equity		Common Stock, par value $0.0001 per share(3)		457(a)		27,600,000 shares		$11.50	(4)	$317,400,000	(4)	$109.10 per million		$34,628		--	--	--	--
Fees Previously Paid	Equity		Common Stock, par value $0.0001 per share(5)		Other		293,860,085 shares		$9.22	(6)	$2,709,390,177	(6)	$109.10 per million		$295,595		--	--	--	--
Fees Previously Paid	Other		Warrants to purchase Common Stock(7)		Other		837,000 warrants		--		--		--		--		--	--	--	--
	Total Offering Amounts										$3,026,790,177				$330,223
	Total Fees Previously Paid														$330,223
	Total Fee Offsets														$330,223
	Net Fee Due														$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Microvast Holdings, Inc.	S-1	333-258978	August 20, 2021		$330,223	(8)	Equity	Common Stock, par value $0.0001 per share		(8)		$(8)

Fee Offset Sources	Microvast Holdings, Inc.	S-1	333-258978		August 20, 2021									$330,223	(8)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This registration statement registers the issuance by us of up to 27,600,000 shares of our common stock and 293,860,085 shares of common stock and 837,000 private warrants for resale by the selling stockholders. This registration statement was initially filed with the Securities and Exchange Commission (“SEC”) on August 20, 2021 as a Registration Statement on Form S-1 registering 321,460,085 shares of common stock and 837,000 warrants (the “Initial Registration Statement”), at which time a filing fee based on a bona fide estimate of the maximum offering price, computed in accordance with Rule 457 under the Securities Act, was paid as described in notes 4 and 6 below. This registration statement was converted into a Registration Statement on Form S-3 pursuant to Post-Effective Amendment No. 1 to the registration statement previously filed with the SEC on May 23, 2022. Pursuant to Rule 457(a), no additional filing fee is required.
(3)	Consists of 27,600,000 shares of common stock that may be issued upon exercise of the public warrants based on the number of public warrants outstanding as of August 17, 2021. The aggregate number of shares of common stock shall be adjusted to include any additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(4)	Based upon the exercise price per share of common stock issuable upon exercise of the public warrants.
(5)	Consists of the following shares of common stock registered for resale by the Selling Holders: (i) 687,000 shares of common stock underlying the private placement warrants and 150,000 shares of common stock underlying warrants issued upon conversion of $1,500,000 in notes; and (ii) 293,023,106 shares of common stock, including up to 6,900,000 founder shares, 300,000 representative shares, 687,000 private placement shares, 48,250,000 PIPE Shares, 210,000,000 Merger Closing Shares, 20,000,000 Earn-Out Shares, 6,736,106 Bridge Notes Conversion Shares, and 150,000 shares sponsor upon conversion of $1,500,000 in notes. The aggregate number of shares of common stock shall be adjusted to include any additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(6)	Estimated solely for the purpose of calculating the registration fee for the Initial Registration Statement pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the common stock on August 17, 2021, as reported on Nasdaq, under the symbol “MVST.”
(7)	Consists of 687,000 private placement warrants and 150,000 warrants issued upon conversion of $1,500,000 in notes. Pursuant to Rule 457(g), no separate registration fee is required for the warrants.
(8)	The registrant previously paid $330,223 with the filing of the Initial Registration Statement, which was declared effective on June 8, 2022. Pursuant to Rule 457(b) under the Securities Act, the registration fee applicable to the securities registered hereby in the amount of $330,223 is offset by $330,223 in registration fees previously paid by the registrant. Accordingly, no registration fee is being paid at this time.